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                                     EXHIBIT 23

                          CONSENT OF INDEPENDENT ACCOUNTS




We hereby consent to the inclusion of our Independent Auditor's Report dated January 8, 1998 regarding the consolidated balance sheets of BSM Bancorp and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997, in the Form 10-K filed with the Securities and Exchange Commission.



                                   /s/ VAVRINEK, TRINE, DAY & CO., LLP
                                   -----------------------------------

March 18, 1998
Laguna Hills, California